UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2007

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01.	Regulation FD Disclosure

          On March 19, 2007, Spartan Stores, Inc. (the "Company"), issued a press release announcing that the Company, through certain of its subsidiaries, has entered into an agreement to acquire certain operating assets of G&R Felpausch Company, a privately held Hastings, Michigan-based retail grocery operator and current distribution customer.

          A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

          This filing contains forward-looking statements. Forward-looking statements are identifiable by words or phrases indicating that Spartan Stores or its management "anticipates", "believes", "expects", "looks forward", "plans" that a particular occurrence "will" be the result or occur; that an "opportunity" will be realized, or similarly stated expectations. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially. The Company's ability to complete the proposed acquisition depends on satisfaction of a variety of contractual conditions, not all of which are entirely within the control of the Company or G&R Felpausch Company. Realization of increased sales and earnings depends on the Company's ability to successfully complete the transaction, integrate the acquired assets, and implement its plans and business practices. The Company's ultimate ability to execute its strategies, compete effectively, and achieve long-term success is subject to a variety of uncertainties and factors. Additional information about the factors that may affect these forward-looking statements are contained in Spartan Stores' reports and filings with the Securities and Exchange Commission. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this filing.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

	99.1	Press Release dated March 19, 2007

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2007	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release, dated March 19, 2007